Exhibit 10.1

MULTI TENANT INDUSTRIAL LEASE (short form)

APPLE CREEK PROPERTIES LIMITED

(Landlord)

and

ACCULOGIC INC.

(Tenant)

LEASE

PROJECT:	505 APPLE CREEK BOULEVARD, MARKHAM, ON
Unit # 2

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SCHEDULES AND APPENDICES

Schedule “A”	Definitions
Schedule “B”	Legal Description
Schedule “C”	Location of Premises
Schedule “C-1”	Current Space Plan
Schedule “C-2”	Parking Layout
Schedule “D”	Rules and Regulations
Schedule “E”	Special Provisions
Schedule “F”	Landlord’s Work
Schedule “G”	Tenant’s Work
Schedule “H”	Plan of Landlord’s Work and Tenant’s Work

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LEASE AGREEMENT

APPLE CREEK PROPERTIES LIMITED

THIS LEASE is dated the 30th day of November, 2022 and is made

IN PURSUANCE OF THE SHORT FORM OF LEASES ACT

BETWEEN:

APPLE CREEK PROPERTIES LIMITED,

A company incorporated under the laws

of the Province of Ontario,

(the “Landlord”)

OF THE FIRST PART;

- and -

ACCULOGIC INC.

(the “Tenant”)

OF THE SECOND PART;

ARTICLE I

DEFINITIONS AND INTENT

Section 1.01           Definitions

In this Lease, the words and phrases defined in Schedule “A” shall have attributed to them the meanings therein set out.

Section 1.02           Intent

This Lease is a completely carefree and fully net lease to the Landlord, except as otherwise set out herein. Except as stated in this Lease, the Landlord is not responsible for any costs, charges, or expenses relating to the Building or the Premises, their use and occupancy, their contents, or the business carried on in them, all of which charges, impositions, costs and expenses the Tenant agrees to pay and be responsible for.

ARTICLE II

GRANT AND TERM

Section 2.01           The Premises

The Landlord leases to the Tenant, and the Tenant leases from the Landlord, the Premises in the building known as municipally as 505 Applecreek Boulevard, Markham, Ontario, located on the lands described in Schedule “B”, (together referred to as the “Building”), that is designated as Unit No. 2 and having a Rentable Area of 16,437 square feet (which, inclusive of a gross up factor of 2% for common areas, shall comprise the “Rentable Area of the Premises”). Every Rentable Area shall be as determined by Landlord’s Architect or measurement Consultant and such determination shall be binding upon the parties hereto. The location of the Premises is outlined in bold on Schedule “C” attached hereto.

The boundaries of the Premises extend (a) to the limits from which the “Rentable Area of the Premises is measured, and (b) from the top surface of the structural subfloor to the bottom surface of the structural ceiling.

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Section 2.02            Use of Common Elements

The Tenant has the non-exclusive and non-transferable right to use the Common Elements in accordance with and subject to the terms of this Lease in common with others entitled to do so, for the purposes for which they are intended. The Tenant may park or permit parked vehicles only in such areas as the Landlord may, in its sole discretion, from time to time designate and the Tenant shall not permit to be used by it or on its account any parts of the parking area other then as permitted by the Landlord. The Landlord does not guarantee to the Tenant the use of any specific number of parking spaces, except as otherwise set out in Schedule “E”, section 12 attached hereto.

Section 2.03           Term

The Tenant will have and hold the Premises for the term (the “Term”) which, unless sooner terminated, is the period of five (5) years and two (2) months, commencing on the 1st day of January, 2023 (the “Commencement Date”) and ending on the 29th day of February, 2028.

Section 2.04           Acceptance of Premises

Provided that the Tenant has not provided written notice to the Landlord within 30 days from the Tenant taking possession of the Premises regarding any defects, deficiencies or the state of the Premises, then taking possession of the Premises by the Tenant shall be conclusive evidence as against the Tenant that the Premises are in a good and satisfactory condition, free from any defects, on the date of taking possession.

ARTICLE III

RENT

Section 3.01           Covenant to Pay

The Tenant covenants to pay the Rent to the Landlord at its head office, or at any other place designated by the Landlord, in Canadian funds, without demand and without deduction, abatement, set-off or compensation, except as otherwise set out in this Lease.

Section 3.02           Basic Rent

1.       The Tenant will pay throughout the Term an annual Basic Rent in equal consecutive monthly installments in advance on the first day of each month as calculated as follows:

  (i)      Year 1; being January 1, 2023 to and including December 31, 2023 at an annual Basic rate of Two Hundred Seventy-One Thousand Two Hundred Ten Dollars and Fifty Cents ($271,210.50) plus “HST” based on the annual rate of $16.50 per square foot of the total Rentable Area of the Premises, payable in equal monthly installments of Twenty-Two Thousand Six Hundred Dollars and Eighty-Eight Cents ($22,600.88) plus “HST”;

(ii)     Year 2; being January 1, 2024 to and including December 31, 2024 at an annual Basic rate of Two Hundred Seventy-Nine Thousand Four Hundred Twenty-Nine Dollars ($279,429.00) plus “HST” being based on the annual rate of $17.00 per square foot of the total Rentable Area of the Premises, payable in monthly installments of Twenty-Three Thousand Two Hundred Eighty-Five Dollars and Seventy-Five Cents ($23,285.75) plus “HST”.

(iii)    Year 3; being January 1, 2025 to and including December 31, 2025 at an annual Basic rate of Two Hundred Eighty-Seven Thousand Six Hundred Forty-Seven Dollars and Fifty Cents ($287,647.50) plus “HST” being based on the annual rate of $17.50 per square foot of the total Rentable Area of the Premises, payable in monthly installments of Twenty-Three Thousand Nine Hundred Seventy Dollars and Sixty-Three Cents ($23,970.63) plus “HST”.

(iv)    Year 4; being January 1, 2026 to and including December 31, 2026 at an annual Basic rate of Two Hundred Ninety-Five Thousand Eight Hundred Sixty-Six Dollars ($295,866.00) plus “HST” being based on the annual rate of $18.00 per square foot of the total Rentable Area of the Premises, payable in monthly installments of Twenty-Four Thousand Six Hundred Fifty-Five Dollars and Fifty Cents ($24,655.50) plus “HST”.

(v)     Year 5; being January 1, 2027 to and including February 29, 2028 at an annual Basic rate of Three Hundred Four Thousand Eighty-Four Dollars and Fifty Cents ($304,084.50) plus “HST” being based on the annual rate of $18.50 per square foot of the total Rentable Area of the Premises, payable in monthly installments of Twenty-Five Thousand Three Hundred Forty Dollars and Thirty-Eight Cents ($25,340.38) plus “HST”.

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2.    If the Commencement Date is not the first day of a calendar month, the Tenant will pay on the Commencement Date, Basic Rent calculated on a per diem basis (based on three hundred and sixty-five (365) days from the Commencement Date to the end of the month in which it occurs.

3.    The Tenant will deliver to the Landlord at the beginning of each Rental Year, a series of monthly post-dated cheques for the Rental Year for the total of the monthly payments of Basic Rent and any Additional Rent that is estimated by the Landlord in advance.

4.    Intentionally deleted.

5.    The Landlord may, at its option and in its sole discretion, from time to time, apply or allocate any sums received or payable on account of any amount payable by the Tenant hereunder.

Section 3.03           Deposit

(a)    The Tenant has deposited with the Landlord the sum of Seventy Thousand Two Hundred Twenty-Eight Dollars and Thirty-Two Cents ($70,228.32) (tax (“HST”) included) (the “Deposit”). The first Thirty-Three Thousand Ninety-Two Dollars and Thirty-Four Cents ($33,092.34) shall be applied on account of the first full month’s Basic Rent, Taxes, Common Expenses and HST due under this Lease and the remaining balance, being Thirty-Seven Thousand One Hundred Thirty-Five Dollars and Ninety-Eight Cents ($37,135.98), at the Landlord’s option and without liability for interest shall be held, either on account of the last months Basic Rent, Taxes, Common Expenses and HST due or as security for the faithful performance by the Tenant of all of the terms, covenants and conditions of this Lease by the said Tenant to be kept and performed during the Term.

(b)    If the Landlord, acting reasonably and in good faith, and further provided that it has given the Tenant reasonable time to cure any default, elects to use the Deposit as security as provided in Section 3.03(a) hereof, which it may do at any time during the Term and if the Tenant fails to keep and perform any of the terms, covenants and conditions of this Lease to be kept and performed by the Tenant, then the Landlord at its option, may appropriate and apply said entire Deposit, or so much thereof as may be necessary, to compensate the Landlord for all loss or damage sustained or suffered by the Landlord due to such breach on the part of the Tenant; but such appropriation shall not be deemed to be in substitution for any claims that the Landlord may have under this Lease or in law. Should the entire Deposit, or any portion thereof, be appropriated and applied by the Landlord for the payment of overdue Rent or other sums due and payable to the Landlord by the Tenant hereunder, then the Tenant shall, upon the written demand of the Landlord, forthwith remit to the Landlord a sufficient amount in cash to restore said Deposit to the original sum deposited, and the Tenant’s failure to do so within fifteen (15) days after receipt of such demand shall constitute a breach of this Lease. The Landlord shall refund to the Tenant, within 30 days after the expiry of the date of the Lease, any portion of the Deposit not used by the Landlord.

(c)    The Landlord may deliver the funds deposited hereunder by the Tenant to the purchaser of the Landlord’s interest in the Premises, in the event that such interest be sold, and thereupon the Landlord shall be discharged from any further liability with respect to such Deposit.

Section 3.04           Additional Rent

Additional Rent is payable (except when this Lease states that it is payable otherwise or where it states that it is not payable, as set out in Schedule “E”, section 3.) with the monthly installment of Basic Rent after the Additional Rent begins to accrue, accrues daily, and the Landlord shall have all rights against the Tenant for default in such payments as in the case of arrears of Basic Rent.

Section 3.05           Overdue Rent

If the Tenant defaults in the payment of the Rent, the unpaid Rent bears interest from the due date to the date of payment at the rate per annum that is five (5) percentage points more than the Prime Rate.

ARTICLE IV

TAXES

Section 4.01           Taxes Payable by the Tenant

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(a)         If there are separate real property tax bills and separate real property assessment notices (collectively “Tax Notices”) for the Premises and the non-leaseable areas of the Building, the Tenant shall pay when due or required by the Landlord, as Additional Rent, to the Landlord or to the taxing authorities if the Landlord so directs: (i) all Taxes that are levied, rated, charged or assessed from time to time against the Premises or any part thereof, on the basis of separate Tax Notices; (ii) its Proportionate Share of all Taxes levied, rated, charged or assessed against the Building but excluding all portions thereof designated or intended by the Landlord to be leased to tenants.

(b)         If there are not separate Tax Notices for the Premises and the non-leasable areas of the Building, the Tenant shall pay monthly in advance or otherwise as the Landlord directs, in accordance with Section 5.03, the Tenant’s Proportionate Share of all Taxes levied, rated, charged or assessed against or in relation to the Building. If the Landlord determines that as a result of any construction or installation of improvements in the Premises, or any act or election of the Tenant, the Taxes payable by the Tenant and/or this subsection does not accurately reflect the Tenant’s proper share of Taxes, the Landlord may require the Tenant to pay such greater or lesser amount as is determined by the Landlord, acting reasonably.

(c)         If the Tenant designates that the Taxes go to support separate schools, the Tenant will pay the difference, if any, between the rate for separate and public schools to the Landlord, together with any other payment pursuant to this Section 4.01.

Section 4.02           Business Taxes and Other Taxes of the Tenant

The Tenant will pay to the taxing authorities, or to the Landlord as it directs, before delinquency, all Business Taxes. “Business Taxes” means, (a) the taxes, rates, duties, assessments and other charges that are imposed against or in respect of the improvements, equipment and facilities of the Tenant on or in the Premises or the Building or any part of either of them or the Landlord on account of its ownership of or interest in either of them; and (b) every tax and license fee that is imposed against or in respect of business carried on in the Premises or in respect of the use or occupancy of the Premises or any part of the Building by the Tenant or its subtenants or licensees, or against the Landlord on account of its ownership of the Premises or the Building. If there is not a separate bill issued by the relevant authority for Business Taxes, the Landlord shall be entitled to reasonably allocate Business Taxes and the Tenant will pay its Proportionate Share thereof upon demand. The Landlord will remit amounts that it collects for Business Taxes to the relevant authority.

Section 4.03           Tenant’s Responsibility

The Tenant will,

(a)    on the Landlord’s request, promptly deliver to the Landlord: (i) receipts for payment of all Taxes and Business Taxes payable by the Tenant; (ii) notices of any assessments for Taxes or Business Taxes or other assessments received by the Tenant that relate to the Premises or the Building; and (iii) whatever other information relating to Taxes and Business Taxes the Landlord reasonably requests from time to time;

and

(b)     deliver to the Landlord, at least ten (10) days before the last date for filing appeals, notice of any appeal or contestation that the Tenant intends to institute with respect to Taxes or Business Taxes payable by the Tenant and obtain the prior written consent of the Landlord for the appeal or contestation, which consent will not be unreasonably withheld. If the Tenant obtains the Landlord’s consent and does not pay the Business Taxes before the appeal, or contestation, the Tenant will, (1) deliver to the Landlord whatever security for the payment of the Taxes or Business Taxes the Landlord reasonably requires; (2) promptly and diligently prosecute the appeal or contestation; and (3) keep the Landlord informed on all aspects of it.

The Tenant will indemnify and save the Landlord harmless from all loss, cost, charges and expenses arising from Business Taxes as well as any taxes that are imposed in place of Business Taxes or which are assessed against rentals payable under this Lease in place of Taxes or Business Taxes, whether against the Landlord or the Tenant including, but not limited to, increases in Taxes or Business Taxes arising directly or indirectly out of an appeal or contestation by the Tenant. The Tenant will deliver to the Landlord any security for such an increase in Taxes or Business Taxes that the Landlord reasonably requires.

Section 4.04           Per Diem Adjustment

If a Rental Year is not twelve (12) calendar months, the Taxes payable by the Tenant under Section 4.01 will be adjusted on a per diem basis, based on three hundred and sixty-five (365) days.

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Section 4.05           Harmonized Sales Tax

In addition to the Rent payable hereunder, the Tenant will pay to the Landlord (acting as agent for the taxing authority if applicable) or directly to the taxing authority (if required by the applicable legislation) in the manner specified by the Landlord, the full amount of all harmonized sales taxes, sales taxes, value-added taxes, business transfer taxes and any other taxes imposed on the Tenant in respect of the Rent payable by the Tenant under this Lease or in respect of the rental of space by the Tenant under this Lease (collectively and individually, “HST”). HST is payable by the Tenant, whether characterized as a goods and services tax, harmonized sales tax, sales tax, value-added tax, multi-stage tax, business transfer tax, or otherwise. HST so payable by the Tenant will: (i) be calculated by the Landlord in accordance with the applicable legislation; (ii) be paid by the Tenant at the same time as the amounts to which the HST applies are payable to the Landlord under the terms of this Lease (or upon demand at such other time or times as the Landlord from time to time determines); and (iii) despite anything else in this Lease, be considered not to be Rent, but the Landlord shall have all of the same remedies for and rights of recovery with respect to the such amounts as it has for non-payment of Rent under this Lease or at law.

ARTICLE V

CONTROL OF BUILDING AND COMMON EXPENSES

Section 5.01           Control by the Landlord

The Landlord may, acting reasonably and in good faith, in its operation of the Building, and provided that the items below do not materially negatively impact the Tenant, it’s business or it’s use of the Premises:

(a)         close parts of the Common Elements to prevent their dedication or the accrual of rights in them in favour of Persons or the public; grant, modify and terminate easements and other agreements pertaining to the use and operation of the Building or any part of it, and temporarily obstruct or close off parts of the Building for maintenance, repair or construction;

(b)         employ personnel, including supervisory personnel and managers for the operation, maintenance and control of the Building. The Building may be managed by the Landlord or by any Person that the Landlord designates from time to time;

(c)         regulate, acting reasonably, all aspects of loading and unloading, delivery and shipping of fixtures, equipment and merchandise, and all aspects of garbage collection and disposal. The Tenant is responsible for pick-up and disposal of its garbage at its cost. If the Landlord designates a commercial service for the pick-up and disposal of garbage instead of, or in addition to the service provided by the local municipality, the Tenant will use it at its cost;

(d)         do and perform all acts in the Building as in the use of good business judgement, the Landlord determines to be advisable for the more efficient and proper operation thereof.

(e)         change the area, levels, location, arrangement or use of the Building or any part of it, provided that it does not materially impact the Premises, the Tenant’s use of the Premises or the Tenant’s business;

(f)         construct other buildings, structures, or improvements in the Building and make alterations of, additions to, subtractions from, or rearrangements of the Building and build additional storeys on any building in the Building;

(g)         expand, materially reduce or alter any parking facilities;

(h)         relocate or rearrange the parts of the Building, but the Landlord shall not relocate or rearrange the Premises from that shown on Schedule “C”; and

(i)          designate employee parking facilities, whereupon the Tenant shall co-operate with the Landlord to ensure that its employees park in such designated areas and the Tenant shall supply the Landlord with the license numbers of its employees’ cars.

Notwithstanding anything else in this Lease, the Landlord has no liability for diminution or alteration of the Common Elements that occurs as the result of the Landlord’s exercise of its rights under this Section 5.01 or elsewhere under this Lease and the Tenant will not be entitled to compensation, or a reduction or abatement of Rent, unless the foregoing materially negatively impacts the Tenant, it’s use of the Premises or it’s business. The Landlord shall not be in breach of its covenant for quiet enjoyment or liable for any loss, costs or damages, whether direct or indirect, incurred by the Tenant due to any of the foregoing.

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Section 5.02           Common Expenses

(a)    In each Rental Year, the Tenant will pay to the Landlord its Proportionate Share of the costs and expenses of owning, maintaining, managing, repairing and operating the Building.

(b)    The costs and expenses referred to in Subsection 5.02 (a) include, without duplication:

(i)      insurance which may include loss of insurable gross profits attributable to the perils insured against by the Landlord or commonly insured against by landlord’s including loss of the Rent and third party liability coverage including the exposure of personal injury, bodily injury, property damage occurrence, including all contractual obligations coverage and including actions of the employees, contractors, subcontractors and agents working on behalf of the Landlord;

(ii)     cleaning, snow removal, garbage and waste collection and disposal, and landscaping;

(iii)    lighting, electricity, public utilities, loudspeakers, public address and musical broadcasting systems, telephone answering services, telephone facilities and electricity for signs;

(iv)    policing, security, supervision and traffic control;

(v)     salaries of personnel, including management and other supervisory personnel, including contributions and premiums for fringe benefits, unemployment insurance, and workers compensation insurance, pension plan contributions, and similar premiums and contributions, which are directly or solely attributable to the Building;

(vi)    rental of equipment and signs, and the cost of building supplies used by the Landlord in maintenance and repair;

(vii)   fees for the statements referred to in Section 5.03;

(viii)   heating, ventilating and air conditioning the Building, including the cost of all utilities consumed (after deducting recoveries from tenants);

(ix)    repairs (including major repairs) and replacements to and maintenance and operation of the Building (including without limitation the heating, ventilating and air-conditioning systems) but except for repairs or replacements of inherent structural defects or weaknesses or which are otherwise the responsibility of the Landlord;

(x)     depreciation or amortization, or the costs, including repair and replacement, of the maintenance, cleaning and operating equipment, master utility meters and all fixtures, equipment and facilities that are part of the Common Elements which by their nature require periodic or substantial repair or replacement (including the heating, ventilation and air conditioning systems) and the amount of all capital costs amortized over the Landlord’s reasonable estimate of the economic life thereof (not to exceed 15 years) unless they are, under Subsection 5.02(b)(ix), charged fully in the Rental Year in which they are incurred, all in accordance with sound accounting principles;

(xi)    interest calculated at two (2) percentage points above the Prime Rate upon the undepreciated or unamortized part of the costs referred to in Section 5.02(b)(x);

(xii)   Taxes, if any, payable by the Landlord with respect to the Common Elements;

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(xiii)   A fee for the management of the Building, which fee shall not exceed five percent (5%) of the gross income (including, without limitation, Basic Rent and Additional Rent received or receivable by or on behalf of the Landlord) from the Building. The fee and the basis of calculating such fee may be changed by Landlord from time to time, provided such altered fee is consistent with charges charged by other property managers for similar properties.

From the total of the costs referred to in paragraphs 5.02(b)(i) to (xiii) inclusive there is deducted;

(aa)    net recoveries that reduce the operating and maintenance expenses of the Building, received by the Landlord from tenants as a result of any act, omission, default or negligence of tenants or as the result of breaches by tenants of the provisions in their leases (but not recoveries from tenants under clauses similar to this Section 5.02); and

(bb)    net proceeds from insurance policies taken out by the Landlord, to the extent that the proceeds relate to the costs and expenses incurred in the maintenance and operation of the Building.

From the total of the costs referred to in paragraphs 5.02(b)(i) to (xiii) inclusive there shall not be included;

(i)      the cost of any repairs and replacements to the structural elements of the Building (including, without limitation, the roof (excluding the roof membrane, the cost of which may be amortized over its estimated useful life), foundation, floor slab and exterior walls);

(ii)     debt service under mortgages and ground rent under ground leases;

(iii)     costs of restoration after a casualty actually insured against by Landlord or to the extent Landlord’s insurance required under the Lease would have provided coverage, whichever is greater;

(iv)    all monies recovered under policies of insurance, or recovered for damage or loss or indemnity from third parties responsible, with respect to damage or loss to the Premises to the extent applicable to repairs to the Building, the cost of which has been included in Operating Costs;

(v)     all monies which, if Landlord fails to comply with its obligations to insure under this Lease, would have been recoverable under policies of insurance had it complied with its obligations to insure, and all monies which, if Landlord fails to recover for damage or indemnify from third parties responsible, would have been recoverable had Landlord exerted its best efforts to recover;

(vi)    leasing commissions, legal fees, and other costs incurred in the negotiation of leases or in enforcing such leases;

(vii)   costs of furnishing services to other tenants in the Premises to the extent such services are in excess of services Landlord offers to all the tenants;

(viii)   costs of leasehold improvements for Tenant or other tenants of the Building;

(ix)    depreciation in general, and specifically on the initial cost of the parking lot, the Building and its structures and HVAC equipment;

(x)     utility charges payable by the Tenant or any other tenant in the Building directly to the applicable provider;

(xi)    any costs, fines or penalties incurred due to violations by Landlord of any legal requirements;

(xii)   capital and/or large corporation taxes;

(xiii)   advertising and promotional expenses, excluding building signage;

(xiv)   costs and expenses attributable to the initial construction of the Building or the correction of any construction defects in the initial construction of the Building or the construction of any additions to the Building;

(xv)    any investigative or remedial work required to be carried out on, in or under the Building and/or the Lands, associated with environmental conditions of soil, sediment or groundwater, or indoor air quality, including without limitation asbestos or mould management, and any increased Operating Costs associated with any such investigation or remedial work;

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(xvi)  interest charges of any type, and penalties on late or overdue payments; and

(xvii)  any management fees (without prejudice to Tenant’s obligation to pay Tenant’s share of the Administration Fee as aforesaid),

Section 5.03           Payment of the Tenant’s Proportionate Share

The Tenant will pay the amounts payable under Section 4.01 and Section 5.02 according to estimates or revised estimates made by the Landlord from time to time in respect of periods determined by the Landlord. Such Additional Rent is estimated at $4.88 per square foot per annum for the calendar year 2022 and shall be adjusted annually at the Landlord’s option. The Tenant acknowledges that the Landlord’s additional rent estimate for the 2023 calendar year may be higher or lower than the estimate for 2022. The Tenant’s payments will be made in equal monthly installments, or at such other intervals as the Landlord may request from time to time, in advance for the periods in respect of which the estimates are made. Notwithstanding the foregoing, as soon as bills for all or any portion of said costs are received, the Landlord may bill the Tenant in respect thereof, and such amounts shall be payable upon 30 days from invoicing.

Within a reasonable time after the end of the period for which estimated payments have been made, the Landlord will deliver to the Tenant, (a) a statement of the amounts and costs referred to in Section 4.01 together with a statement of the Tenant's Proportionate Share of those amounts and costs, and (b) a statement certified by the Landlord of the costs and expenses referred to in Section 5.02 together with a statement of the Tenant's Proportionate Share of those costs and expenses. The Tenant shall have the right to request reasonable additional information from the Landlord to verify the Landlord’s statement. The rendering of such statement shall not effect the Landlord's right to subsequently render an amended or corrected statement. If the Tenant has paid more than a statement specifies, the excess will be refunded within 30 days after delivery of the statement. If the Tenant has paid less than a statement specifies, the Tenant will pay the deficiency with the next monthly payment of Basic Rent. If a Rental Year is greater or less than the period of the estimate, such payments will be adjusted on a per diem basis. The Tenant may not claim a readjustment in respect of such costs for such period for which a statement is delivered if based upon any error or computation or allocation except by notice to the Landlord within six (6) months after delivery of such statement.

ARTICLE VI

UTILITIES AND HEATING, VENTILATING AND AIR-CONDITIONING

Section 6.01           Charges for Utilities

(a)    The Tenant will pay to the Landlord an amount (the “Charge”) which is the total, without duplication, of: (i) the costs incurred by the Landlord for water, fuel, power, telephone and other utilities (the “Utilities”) used in or for the Premises or allocated to them by the Landlord and includes any Utilities consumed as a result of the installation of any reheat coil or additional heating system in the Premises; and (ii) an administration fee of fifteen percent (15%) of the total referred to above. No administration fee is payable for amounts billed directly to the Tenant by a supplier of a Utility and paid by the Tenant directly to the supplier.

(b)     (i) If the Landlord supplies Utilities, the Tenant will pay the Landlord for them on demand, at reasonable rates; (ii) the Tenant will pay the Charge to the Landlord based on estimates of the Landlord but subject to adjustment within a reasonable time after the period for which the estimate has been made; (iii) the Tenant will, if requested by the Landlord, install at its own expense, at a location designated by the Landlord, a separate check meter indicating demand and consumption for Utilities in the Premises; and (iv) the Landlord is not liable for interruption or cessation of, or failure in the supply of Utilities, services or systems in, to or serving the Building or the Premises, whether they are supplied by the Landlord or others, and whether the interruption or cessation is caused by the Landlord’s negligence or not.

Section 6.02           Heating, Ventilating, and Air-Conditioning

(a)    The Tenant will regulate the heating, ventilating and air-conditioning facilities serving the Premises (including the distribution system for the Premises) so as to maintain reasonable conditions of temperature and humidity within the Premises and to avoid direct or indirect appropriation of heating, ventilating or air-conditioning from the Common Elements, will comply with reasonable directions of the Landlord, will make all necessary maintenance and repairs (including replacements, subject to Section 6.02(d)) to said facilities and, if required by the Landlord, enter into a service contract with an approved party experienced in such facilities providing for regular inspections, cleanings, repairs or replacements.

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(b)    The Landlord shall have the right, within 14 days preceding the expiration or termination of the Term, to cause the said facilities to be inspected at the Landlord’s expense, by a service contractor and the Tenant shall cause to be performed, at its expense prior to the end of the Term, all repairs, replacements and cleaning recommended by the inspecting contractor, reasonable wear and tear excepted. If the Tenant fails to cause such inspection and/or recommended work to be performed the Landlord shall have the right to cause the same to be performed at the Tenant’s expense and all costs and expenses incurred by the Landlord in connection therewith shall be deemed to be Additional Rent and shall be paid forthwith upon demand.

(c)    Notwithstanding anything contained in this Section 6.02, upon notice to the Tenant, if the Landlord reasonably believes the Tenant is not complying with its obligations to this Section 6.02, the Landlord may maintain, repair and replace the said heating, ventilating and/or air-conditioning systems and equipment and the costs and expenses of all such repairs, replacements to and maintenance and operation of the heating, ventilating and air-conditioning equipment and systems will be reimbursed to Landlord as part of Common Expenses.

(d)    The Landlord shall, unless due to the Tenant’s negligence, replace at its upfront cost any HVAC unit that has reached its end of life and where repair is no longer feasible. The cost of the unit would be amortized over the length of the useful life of the unit, not to exceed 10 years, and charged back to the tenant as Additional Rent.

(e)    The Landlord acknowledges that as of the date of this Lease, three (3) of the five (5) HVAC units serving the Premises have exceeded a useful life of twenty (20) years. The Landlord shall replace, at its upfront cost, any of these three (3) HVAC units, should they need to be replaced at any time during the initial lease term and no amortized cost shall be charged back to the Tenant during the initial lease term.

ARTICLE VII

USE OF THE PREMISES

Section 7.01           Use

The Tenant will not use or permit any part of the Premises to be used for any purpose other than the design, testing and manufacturing of systems and instruments for testing electronic devices, circuit boards and systems and such other lawful uses as are ancillary thereto, such as general office purposes.

Section 7.02           Prohibited Activities

No part of the Premises will be used for: (i) the sale of second hand goods or armed services surplus articles, insurance salvage stock, fire sale stock or bankruptcy stock, the sale of firecrackers or fireworks, an auction, bulk sale (other than a bulk sale made to an assignee or subtenant under a permitted assignment or subletting), liquidation sale, “going out of business” or bankruptcy sale, warehouse sale, (ii) any vending machines, entertainment or games machines or any other mechanical or electrical serving or dispensing machines unless expressly permitted in writing by the Landlord, in its sole discretion; (iii) a sale or business conduct which, in the Landlord’s reasonable opinion because of the merchandising methods or quality of operation likely to be used, would tend to lower the character of the Building or (iv) any practice of unethical or deceptive advertising or selling procedures.

The Tenant will not be permitted to store flammable, toxic or chemical substances.

Section 7.03           Compliance with and Observance of Law

(a)    The Tenant will comply with the statutes, regulations, ordinances or other governmental requirements relating to its ability to enter into and comply with this Lease.

(b)    The Tenant will also promptly comply with the requirements from time to time of all governmental authorities which pertain to the Premises, the Tenant’s use of the Premises, the conduct of business in the Premises, or the doing of work on or in the Premises. The Tenant is not required, however, to remedy work done by the Landlord in contravention of or without the permits required by law.

Section 7.04           Energy Conservation

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The Tenant will comply with reasonable requests of the Landlord for conservation of energy and will pay its Proportionate Share of the costs of acquiring and installing energy conservation equipment and systems for the benefit of the Building.

Section 7.05           Environment

The Tenant shall not bring into the Building or allow any other person to bring into the Building anything containing a substance which could result in an environmental hazard or contravention of any environmental protection legislation. The Tenant shall at all times comply with the terms of the Environmental Protection Act, the Ontario Water Resources Act, the Canadian Environmental Protection Act and any other statute, regulation, proclamation, policy or by-law now in force or which may come into force during the Term in respect of environmental protection. The Tenant will provide the Landlord with copies of all communications received from or sent to any regulatory agency or official regarding environmental matters and shall notify Landlord forthwith upon the occurrence of any spills, release or emission of any contaminant or potential contaminant in, on or from the Building and of any inspections or attendance’s at the Premises of any regulatory official. The Tenant shall indemnify the Landlord, which indemnity shall survive the termination of this Lease, against any costs which may be incurred by the Landlord, its successors or assigns in rectifying any environmental damage caused by or contributed to by the Tenant. The Landlord certifies to the Tenant that, to the best of its knowledge and belief, there are no environmental issues in connection with the Building and the Premises.

ARTICLE VIII

INSURANCE AND INDEMNITY

Section 8.01           Tenant’s Insurance

(a)    The Tenant will maintain the insurance described below throughout the Term and any period when it is in possession of the Premises, and each policy of that insurance will name, as additional insured’s, the Tenant, the Landlord and the Mortgagee as their respective interests may appear. The insurance which the Tenant is required to maintain is as follows:

(i)     all risks (including flood and earthquake) property insurance in an amount of at least ninety percent (90%) of the full replacement cost, insuring (1) all property owned by the Tenant, or for which the Tenant is legally liable, or installed by or on behalf of the Tenant, and located within the Building including, but not limited to, fittings, installations, alterations, additions, partitions and all other leasehold improvements, and (2) the Tenant’s inventory, furniture and movable equipment;

(ii)    broad form boiler and machinery insurance on a blanket repair and replacement basis with limits for each accident in an amount of at least the replacement cost of all leasehold improvements and of all boilers, pressure vessels, air-conditioning equipment and miscellaneous electrical apparatus owned or operated by the Tenant or by others (except for the Landlord) on behalf of the Tenant in the Premises, or relating to, or serving the Premises;

(iii)    business interruption insurance in an amount that will reimburse the Tenant for direct or indirect loss of earnings attributable to all perils insured against under paragraphs 8.01(a)(i) and 8.01(a)(ii), and other perils commonly insured against by prudent tenants, or attributable to prevention of access to the Premises or the Building as a result of those perils;

(iv)    public liability and property damage insurance including personal injury liability, contractual liability, non-owned automobile liability, employers liability, and owners’ and contractors’ protective insurance coverage, with respect to the Premises and the Tenant’s use of the Common Elements, with coverage including the activities and operations conducted by the Tenant and any other Person on the Premises and by the Tenant and any other Person performing work on behalf of the Tenant and those for whom the Tenant is in law responsible, in any other part of the Building. These policies will (1) be written on a comprehensive basis with inclusive limits of at least Five Million Dollars ($5,000,000.00) for bodily injury for any one or more Persons, or property damage, (but the Landlord, acting reasonably, or the Mortgagee, may require higher limits from time to time, provided such limits are generally required of similar tenants in a similar premises with a similar use), and (2) contain a severability of interest clause and cross-liability clauses;

(v)    Intentionally deleted;

(vi)    standard owners form automobile insurance providing third party liability insurance with One Million Dollars ($1,000,000.00) inclusive limits, and accident benefits insurance, covering all licensed vehicles owned or operated by or on behalf of the Tenant; and

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(vii)    any other form of insurance and with reasonable higher limits and deductibles the Tenant, the Landlord, acting reasonably, or the Mortgagee requires from time to time, in form, in amounts and for risks against which a prudent tenant would insure, provided that such other forms of insurance would normally be obtained by similar tenants of similar premises with similar use.

(b)    The policies specified under paragraphs 8.01(a)(i), 8.01(a)(ii) and 8.01(a)(iii) will contain the Mortgagee’s standard mortgage clause and may have reasonable deductibles of up to three percent (3%) of the amount insured. If there is a dispute as to the amount of the full replacement cost, the Landlord will determine it.

(c)    The policies specified under paragraphs 8.01(a)(i), 8.01(a)(ii) and 8.01(a)(iii) will contain a waiver of any subrogation rights which the Tenant’s insurers may have against all and any of the Landlord and the Mortgagee and those for whom all and any of them are or is in law responsible, whether the damage is caused by their act, omission, or negligence.

(d)    All policies will (i) be taken out with insurers acceptable to the Landlord; (ii) be in a form satisfactory to the Landlord; (iii) be non-contributing with, and will apply only as primary and not excess to any other insurance available to all and any of the Landlord and the Mortgagee; (iv) not be invalidated as respects the interests of all and any of the Landlord and the Mortgagee by reason of any breach or violation of warranties, representations, declarations or conditions contained in the policies; and (v) contain an undertaking by the insurers to notify the Landlord and the Mortgagee in writing not less than thirty (30) days before any material change, cancellation, or termination.

(e)    The Tenant will deliver certificates of insurance on the Landlord’s standard form, duly executed by the Tenant’s insurers evidencing that the required insurance is in force, or, if required by the Landlord or the Mortgagee, the Tenant will deliver certified copies of each insurance policy as soon as possible after the placing of the insurance. No review or approval of any insurance certificate or insurance policy by the Landlord derogates from or diminishes the Landlord’s rights under this Lease.

(f)     The Tenant may insure under a blanket policy.

(g)    The Tenant shall name the Landlord as an additional insured on all policies.

Section 8.02           Increase in Insurance Premium

The Tenant will comply promptly with the requirements of the Insurer’s Advisory Organization and of any insurer, pertaining to the Premises or the Building. If the occupancy of the Premises, the conduct of business in the Premises, or anything done or omitted by the Tenant results in an increase in premiums for the insurance carried by the Landlord with respect to the Building, the Tenant will pay the increase to the Landlord immediately on demand. In determining whether the Tenant is responsible for increased premiums and the amount for which the Tenant is responsible, a schedule issued by the organization that computes the insurance rate on the Building showing the components of the rate will be conclusive evidence of the items that make up the rate.

Section 8.03           Cancellation of Insurance

The Tenant will not do or permit anything to be done that results in the cancellation or threatened cancellation, or the reduction of coverage, or threatened reduction of coverage, under any insurance policy on the Building or any part of it.

Section 8.04           Loss or Damage

The Landlord is not liable for death or injury arising from any occurrence in, upon, at or relating to the Building or damage to property of the Tenant or of others located on the Premises or elsewhere, nor will it be responsible for loss of or damage to, or loss of use of property of the Tenant or others from any cause, whether or not it results from the negligence or misconduct of the Landlord. Without limiting the general intent of the previous sentence, the Landlord is not liable for injury or damage to Persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain, flood, snow or leaks from any part of the Premises or from pipes, appliances, plumbing works, roof or subsurface of any floor or ceiling, or from the street or any other place, or by dampness or by any other cause and is not liable for damage caused by other tenants or Persons in the Building or by occupants of property adjacent to the Building, or the public, or caused by construction or by any private, public, or quasi-public work.

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Section 8.05           Landlord’s Insurance

The Landlord will maintain, throughout the Term, in those reasonable amounts, and with those reasonable deductions that a prudent owner of a similar building would maintain, having regard to size, age and location, (a) all risks insurance on the Building (excluding the foundations and excavations) and the machinery, boilers and equipment contained in it and owned by the Landlord (except property that the Tenant and other tenants are required to insure); (b) public liability and property damage insurance with respect to the Landlord’s operations in the Building; and (c) whatever other forms of insurance the Landlord or the Mortgagee reasonably consider advisable. This Section does not relieve the Tenant from liability arising from or contributed to by its negligence or its misconduct; no insurance interest is conferred on the Tenant under any policies of insurance carried by the Landlord; and the Tenant has no right to receive proceeds of any of those policies.

Section 8.06           Indemnification of the Landlord

The Tenant will, notwithstanding anything in the Lease, indemnify the Landlord and save it harmless from all loss (including loss of Rent payable by the Tenant under this Lease), claims, actions, damages, liability and expenses in connection with loss of life, personal injury, damage to property or any other loss or injury arising from this Lease, or any occurrence in, on, or at the Premises, or the occupancy or use by the Tenant of the Premises, or any part of them, or occasioned wholly or in part by an act or omission of the Tenant or by anyone permitted to be on the Premises by the Tenant; provided this indemnity shall not be applicable for loss, claims, actions, damages, liability or expenses when they arise directly from the acts, omissions or negligence of the Landlord.

ARTICLE IX

MAINTENANCE, REPAIRS AND ALTERATIONS

Section 9.01           Repairs by the Tenant

The Tenant will keep the Premises and all improvements in or on them in first class condition. This obligation includes making repairs and replacements to plate glass, store fronts, signs (interior and exterior), mouldings, doors, hardware, partitions, walls, fixtures, lighting and plumbing fixtures, wiring, piping, ceilings, floors and thresholds in the Premises and maintaining, repairing and replacing all operating equipment in the Premises unless it forms part of the Common Elements. At the expiry or earlier termination of this Lease, the Tenant will, (a) leave the Premises in the same condition as it was required to keep them in during the Term, (b) deliver all keys for the Premises to the Landlord at the place then fixed for the payment of Rent, (c) give to the Landlord the combinations of any locks, safes, and vaults in the Premises, and (d) comply with Subsection 9.05(b). If the Tenant fails to carry out any maintenance, repair or work required to be carried out by it under this Lease to the reasonable satisfaction of the Landlord, the Landlord may at its option carry out such maintenance or repairs without any liability for any resulting damage to the Tenant’s property or business. The cost of such work, plus a sum equal to 15% of such cost representing the Landlord’s overhead, shall be paid by the Tenant to the Landlord.

Section 9.02           Approval of the Tenant’s Alterations

(a)    The Tenant will not make repairs, alterations, replacements or improvements to the Premises without the Landlord’s prior written approval, which approval will not be unreasonably withheld, if, (i) the work will equal or exceed the then current standard for the Building; (ii) adequate plans and specifications are produced; (iii) the Tenant obtains the consents, permits and other governmental approvals that are required; and (iv) the Tenant provides to the Landlord reasonable assurances that it will comply with Subsection 9.02(b).

(b)    The work described in paragraph 9.02(a) will be performed, (i) by competent workmen, (ii) in accordance with the plans and specifications approved by the Landlord, and (iii) in accordance with the Landlord’s reasonable requirements.

(c)    The Landlord may require that any maintenance or work to the Premises or improvements installed to benefit the Premises be performed by the Landlord at the Tenant’s cost if they affect, (i) the structure of the Premises, or (ii) other portions of the Building including the Common Elements. On completion of the maintenance or work, the Tenant will pay to the Landlord, on demand, the Landlord’s costs including architectural and engineering consultants fees plus an administration fee of fifteen percent (15%) of the total costs.

Notwithstanding the foregoing provisions of this section 9.02, the Tenant will not require the consent to the Landlord to undertake any repairs, alterations, replacements or improvements to the Premises of a value less than $25,000.00.

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Section 9.03           Repair Where the Tenant is at Fault

If the Building or any part of it requires repair, replacement or alteration because of Tenant’s negligence or misconduct, the requirements of governmental authorities relating to the Tenant’s conduct of business, or, as a result of the Tenant stopping up or damaging the heating apparatus, water pipes, drainage pipes or other equipment or facilities or parts of the Building, the cost of the repairs, replacements or alterations, plus a sum equal to fifteen percent (15%) of the cost for the Landlord’s overhead, will be paid by the Tenant to the Landlord on demand.

Section 9.04           Tenant not to Overload

The Tenant will not install equipment that overloads the capacity of a utility, electrical, or mechanical facility in the Premises. The Tenant will not bring into the Premises any utility, electrical, or mechanical facility or service of which the Landlord does not approve, or, bring upon the Premises anything that might damage them or overload the floors. If damage is caused to the Premises or to the Building by the act, neglect, or misuse of the Tenant or any Person having business with the Tenant, the Tenant will repair the damage, or at the Landlord’s option, pay to the Landlord on demand the cost of repairing the damage plus a sum equal to fifteen percent (15%) of the costs for the Landlord’s overhead.

Section 9.05           Removal and Restoration by the Tenant

All work done to the Premises by the Tenant, or by the Landlord or others for the Tenant (but not the Tenant’s trade fixtures) is the property of the Landlord on affixation or installation, without compensation to the Tenant. The Tenant will not remove such work or trade fixtures from the Premises at any time except that:

(a)

the Tenant may during the Term in the normal course of its business and on obtaining the prior written consent of the Landlord, remove its trade fixtures if they have become excess for the Tenant’s purposes, or the Tenant substitutes new and similar trade fixtures; and

(b)

the Tenant shall, at the expiry or earlier termination of this Lease, remove its trade fixtures, machinery, equipment and other personal property and those of its leasehold improvements that the Landlord requires be removed. The Tenant shall be responsible at its cost to make good any damage caused by the Tenant’s removal of trade fixtures, machinery, equipment, personal property and any leasehold improvements identified for removal by the Landlord. If the Tenant does not remove its trade fixtures on the expiry or earlier termination of the Term, they will at the Landlord’s option, become the property of the Landlord. The Tenant’s trade fixtures do not include, (i) heating, ventilating and air-conditioning systems, facilities, and equipment in or serving the Premises; (ii) floor covering that is affixed; (iii) light fixtures; (iv) the store front or doors; (v) internal stairways, escalators or elevators; or (vi) anything that would not normally be considered a trade fixture, all of which are considered as leasehold improvements.

Section 9.06           Tenant to Discharge all Liens

The Tenant will ensure that no lien is registered against the Building or any part of it, or against the Landlord’s interest in the Building, or against the Tenant’s interest in the Premises by any Person claiming by, through, under, or against the Tenant or its employees, agents, invitees, licensees, contractors or subcontractors. If the Tenant defaults under this Section the Landlord may discharge the lien by paying the amount claimed to be due into court or directly to the lien claimant and the amount paid, as well as the costs and expenses (including solicitor’s fees on a solicitor and his client’s basis) incurred as the result of the registration of the lien, including the discharge of the lien, will be paid by the Tenant to the Landlord on demand.

Section 9.07           Notice by Tenant

The Tenant shall notify the Landlord of any accident, defect, damage or deficiency in any part of the Premises or the Building which comes to the attention of the Tenant, its employees or contractors notwithstanding that the Landlord may have no obligation in respect thereof.

Section 9.08           Signs and Advertising

(a)    The Tenant will not display any sign, picture, notice, lettering or decoration on the exterior of the Premises without the prior written approval of the Landlord, which approval will not be unreasonably withheld or delayed. If the Landlord, acting reasonably, objects to a sign, picture, advertisement, notice, lettering or decoration in the interior of the Premises that is visible from the exterior, the Tenant will immediately remove it.

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(b)    The Tenant may install signage, at its sole cost and expense in an area provided by the Landlord and the dimensions and designs of which will be in accordance with the reasonable criteria established by the Landlord’s architect. The Tenant shall not be permitted to inscribe any lettering or design on the fascia without first submitting drawings and specifications for approval to the Landlord and without first having obtained the Landlord’s written approval thereto.

(c)    The Tenant shall keep any such signs or advertising in a state of good, first class, attractive and clean condition and appearance at all times throughout the Term and upon the expiry or earlier termination of the Term the Tenant shall remove all of such portions, as required by the Landlord, of such signs and advertising and shall make good all damage caused by the signs and advertising and by the installation and/or removal thereof.

Section 9.09           Pest Extermination

The Tenant agrees to engage for the Premises, at its cost, such pest extermination contractor as the Landlord directs and at such intervals as the Landlord requires.

ARTICLE X

DAMAGE AND DESTRUCTION

Section 10.01         Damage and Destruction

The Tenant hereby agrees that if and whenever during the Term the Building shall be destroyed or damaged by fire, lightning or such other perils as are insured against by the Landlord, then and in every such event:

(a)    If the damage or destruction to the Building renders fifty percent (50%) or more of the Building wholly unfit for occupancy or it is impossible or unsafe to use and occupy it, or if in the opinion of the Landlord, acting reasonably, the Building is damaged or destroyed to such a material extent or the damage or destruction is of such a nature that the Building must be or should be totally or partially demolished, whether to be reconstructed in whole or in part or not, the Landlord may, at its option, terminate this Lease by giving to the Tenant written notice in which event, this Lease shall end as of the date of such damage or destruction, and Rent shall be apportioned and paid in full to the date of such damage or destruction.

(b)    If the damage or destruction is such that the Premises is rendered wholly unfit for occupancy or it is impossible or unsafe to use or occupy it and if in either event, the damage, in the opinion of the Expert to be given to the Tenant within twenty (20) days of the happening of such damage or destruction, cannot be repaired with reasonable diligence within one hundred and eighty (180) days from the happening of such damage or destruction, then, either the Landlord or the Tenant may, within five (5) days next succeeding the giving of the Expert’s opinion, terminate this Lease by giving to the other notice in writing of such termination, in which event this Lease and the Term hereby demised shall cease and be at an end as of the date of such damage or destruction and the Rent payable pursuant to this Lease shall be apportioned and paid in full to the date of such damage or destruction. If neither party terminates this Lease, then, the Landlord shall repair the damage and the Rent payable pursuant to this Lease shall abate.

(c)    If the damage be such that the Premises is wholly unfit for occupancy or if it is impossible or unsafe to use or occupy it, but if in either event the damage, in the opinion of the Expert, to be given to the Tenant within twenty (20) days from the happening of such damage, can be repaired with reasonable diligence within one hundred and eighty (180) days from the happening of such damage, then the Rent payable pursuant to this Lease shall abate and the Landlord shall repair the damage.

(d)    If, in the opinion of the Expert, the damage to the Premises can be made good, as aforesaid, within one hundred and eighty (180) days of the happening of such damage or destruction, and the damage is such that the Premises are capable of being partially used for the purpose for which it is hereby demised, then until such damage has been repaired, Basic Rent shall abate in the proportion that the part of the Premises rendered unfit for occupancy bears to the whole of the Premises and the Landlord shall repair the damage.

(e)    If the Landlord shall elect to repair, reconstruct or rebuild the Building in accordance with the provisions of this Section 10.01, it is acknowledged and agreed by the Tenant that the Landlord shall be entitled to use plans and specifications and working drawings in connection therewith other than those used in their original construction and the Tenant shall reopen for business in all of the Premises within forty-five (45) days of notice from the Landlord that its repairs are complete.

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(f)     Notwithstanding anything in this Section 10.01, Rent shall abate only until the earlier of the Landlord having completed its obligations to repair and the proceeds of any loss of rental income insurance attributable to the damage are no longer available for application on account of the abatement of Rent payable under this Lease and Rent payable under any other leases of premises in the Building affected by the same event of damage.

ARTICLE XI

ASSIGNMENT

Section 11.01         Consent Required

(a)     In this Article “Transfer” means, (i) an assignment, a sublease, a mortgage, charge or debenture or other encumbrance of this Lease or the Premises or any part of them, (ii) a parting with or sharing of possession of all or part of the Premises, and (iii) a transfer or issue by sale, assignment, bequest, inheritance, operation of law or other disposition, or by subscription of all or part of the corporate shares of the Tenant or an “affiliate” (as that term is defined on the date of this Lease under the Canada Business Corporations Act) of the Tenant which results in a change in the effective voting control of the Tenant. “Transferor” and “Transferee” have meanings corresponding to the definition of “Transfer” set out above.

(b)     The Tenant will not effect or permit a Transfer without the consent of the Landlord which consent will not be unreasonably withheld, except that despite anything in the Landlord and Tenant Act and despite any other statute or law:

(i)      the Landlord may unreasonably withhold its consent to a Transfer within twenty-four (24) months of the Commencement Date, and

(ii)     in deciding whether to give its consent to a Transfer after that twenty-four (24) month period the Landlord may refuse to give its consent if:

(1)    the Transferee, does not have a good credit rating and a substantial net worth, or is not able to finance the acquisition of its interest and operations in the Premises without material risk of defaulting under this Lease and in a manner that will enable the Transferee to carry on business successfully in the Premises throughout the Term;

(2)    there is a history of defaults under commercial leases by the Transferee, or by companies or partnerships that the Transferee was principal shareholder of or partner in at the time of the defaults;

(3)    the Landlord does not receive sufficient information from the Tenant or the Transferee to enable it to make a determination concerning the matters set out above;

(4)    if the Transfer is to an existing tenant of the Landlord; or

(5)    whether such Transfer is in violation or in breach of any covenants or restrictions made or granted by the Landlord to other tenants or occupants or prospective tenants or occupants of the Building.

(c)     Subsection 11.01(b) does not apply to (i) a Transfer that occurs on the death of the Transferor, or (ii) a Transfer described in paragraph 11.01(a)(iii) which occurs when the Tenant is a corporation whose shares are traded and listed on a stock exchange in Canada or the United States or is subsidiary of such a corporation, (iii) to a subsidiary, associate, affiliate or other related party of Tenant, including without limitation, to a corporation which is a subsidiary of a wholly-owned subsidiary of Tenant, or to a partnership which includes Tenant and/or any subsidiary, associate or affiliate of Tenant, or to a trust the beneficiaries of which include Tenant and/or any subsidiary, associate or affiliate of Tenant; (iv) to a corporation which is formed by Tenant and another corporation or corporations as the result of an amalgamation or merger; (v) as part of a bona fide corporate reorganization of Tenant; (d) as part of a going public transaction; or (vi) as security, to a bona fide arm’s length lender of Tenant. No change of control of Tenant, or change in shareholders of Tenant, or issuance of shares by Tenant, or merger or consolidation resulting in a change of the beneficial ownership of Tenant shall be deemed to be an assignment by Tenant of the Lease. However, if after such a Transfer the Tenant fails to satisfy the Landlord, (who is to act reasonably) that there will be continuity or improvement of the business practices and policies of the Tenant that existed before the Transfer, the Landlord may, at any time within one hundred and eighty days (180) after the Transfer, notify the Tenant of its dissatisfaction and a default of Subsection 11.01(b) will be considered to have occurred as of the date of the Landlord’s notice. The Tenant agrees to forthwith notify the Landlord in writing if any Transfer contemplated by this Subsection 11.01(c).

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Section 11.02         Landlord’s Right to Terminate

If the Tenant intends to effect a Transfer, the Tenant shall give prior notice to the Landlord of such intent specifying the identity of the Transferee, the type of Transfer contemplated, the portion of the Premises affected thereby, and the financial and other terms of the Transfer, and shall provide such financial, business or other information relating to the proposed Transferee and its principals as the Landlord or any Mortgagee requires, together with copies of any documents which record the particulars of the proposed Transfer. The Landlord, shall, within twenty (20) days after having received such notice and all requested information, notify the Tenant either that:

(a)     it consents or does not consent to the Transfer in accordance with the provisions and qualifications of this Article XI.

Section 11.03         Terms and Conditions Relating to Consents

The following terms and conditions apply in respect of a consent given by the Landlord to a Transfer:

(a)    the consent by the Landlord is not a waiver of the requirement for consent to subsequent Transfers and no Transfer shall take place by reason of the failure of the Landlord to give notice to the Tenant within thirty (30) days as required by Section 11.02;

(b)    no acceptance by the Landlord of the Rent or other payments by a Transferee is, (i) a waiver of the requirement for the Landlord to consent to the Transfer, (ii) the acceptance of the Transferee as Tenant, or (iii) a release of the Tenant from its obligations under this Lease;

(c)    the Landlord, may apply amounts collected from the Transferee to any unpaid Rent;

(d)    the Transferor, unless the Transferee is a sub-tenant of the Tenant, will retain no rights under this Lease in respect of obligations to be performed by the Landlord or in respect of the use or occupation of the Premises after the Transfer and will execute an Indemnity Agreement on the Landlord’s standard form in respect of obligations to be performed after the Transfer by the Transferee;

(e)    the Transferee will execute an agreement directly with the Landlord agreeing to be bound by this Lease as if the Transferee had originally executed this Lease as the Tenant but the Transferor will not be released from its obligations under this Lease;

(f)     the rent and additional rent payable by the Transferee shall not be less than the Basic Rent and Additional Rent payable by the Tenant under this Lease as at the effective date of the Transfer (including any increases provided for in this Lease);

(g)    if the rent and additional rent to be paid by the Transferee under such Transfer exceeds the Basic Rent and Additional Rent payable under this Lease, the amount of such excess shall be paid by the Tenant to the Landlord. If the Tenant receives from any Transferee, either directly or indirectly any consideration other than rent or additional rent for such Transfer, either in the form of cash, goods or services (other than the proceeds of any financing as the result of Transfer involving a mortgage, charge or similar security interest in this Lease) the Tenant shall forthwith pay to the Landlord an amount equivalent to such consideration. The Tenant and the Transferee shall execute any agreement required by the Landlord to give effect to the foregoing terms.

(h)    any documents relating to a Transfer or the Landlord’s consent will be prepared by the Landlord or its solicitors and all of the legal costs of the Landlord together with a reasonable administration charge (which may be changed by Landlord from time to time and shall initially be $1,000.00 plus HST) will be paid to the Landlord by the Tenant on demand.

Section 11.04         Sales and Other Dispositions by the Landlord

If the Landlord sells, or otherwise transfers or disposes of its interest in the Building or any part of it, or if the Landlord assigns this Lease or any interest of the Landlord under it, to the extent that the purchaser, transferee or other disposee agrees with the Landlord to assume the Landlord’s obligations under this Lease, the Landlord will be released from those obligations.

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ARTICLE XII

ACCESS AND ALTERATIONS

Section 12.01         Right of Entry

(a)     It is not a re-entry or a breach of quiet enjoyment if the Landlord enters the Premises at reasonable times after twenty-four (24) hours written notice, (but if the Landlord, determines there is an emergency no notice is required), (i) to examine them, (ii) to make repairs, alterations, improvements or additions to the Premises or the Building or adjacent property, or (iii) to excavate land adjacent to or subjacent to the Premises, and the Landlord may take material into and on the Premises for those purposes. This right extends to (and is not limited to) the pipes, conduits, wiring, ducts, columns and other installations in the Premises. The Rent will not abate or be reduced while the repairs, alterations, improvements or additions are being made. The Landlord in the exercise of this right agrees to take commercially reasonable steps to minimize any interruption of business to Tenant directly attributable to such rights.

(b)    The Landlord may enter the Premises at reasonable times to show them to prospective purchasers, tenants or Mortgagees. During the nine (9) months before the expiry of the Term, the Landlord may display on the Premises “For Rent” or “For Sale” notices of reasonable size and number, and in reasonable locations.

ARTICLE XIII

STATUS STATEMENT, ATTORNMENT AND SUBORDINATION

Section 13.01         Status Statement

Within ten (10) days after the Landlord requests it from the Tenant, the Tenant will deliver to the Landlord, on a form supplied by the Landlord, a status statement or certificate to any proposed Mortgagee, purchaser, or other disposee of part or all of the Building and to the Landlord, stating:

(a)    that this Lease is in full force and effect, except only for any modifications that are set out in the statement or certificate;

(b)    the commencement or expiry dates of the Lease;

(c)    the date to which Rent has been paid under this Lease and the amount of any prepaid Rent or any deposits held by the Landlord;

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(d)    that there is not any uncured default on the part of the Landlord or if there is a default, the certificate will state the particulars;

(e)    whether there are any setoffs, defenses or counterclaims against enforcement of the obligations to be performed by the Tenant under this Lease;

(f)    with reasonable particularity, details concerning the Tenant’s financial standing and corporate organization; and

(g)    any other information or statement that a proposed Mortgagee, purchaser, or disposee may reasonably require.

Section 13.02         Subordination and Attornment

(a)    This Lease is and will remain subordinate to every mortgage, charge, trust deed, financing, refinancing or collateral financing and the instruments of, as well as the charge or lien resulting from all or any of them and any renewals or extensions of them from time to time (collectively, “Encumbrances”) against the Premises or the Building and the Tenant will, on request, subordinate this Lease in the form requested by the Landlord to any Encumbrance and to all advances made or to be made on the security of the Encumbrance. subject to the provisions set out in the last sentence of this section 13.02, the Tenant will also attorn to the holder of any Encumbrance.

(b)    If possession is taken under, or any proceedings are brought for the foreclosure of, or if a power of sale is exercised resulting from an Encumbrance the Tenant will attorn to the Person that so takes possession if that Person requests it and will recognize that Person as the Landlord under this Lease.

(c)    The form and consent of any document effecting the subordination and attornments provided for in this Section 13.02 will be that required by the holder of the Encumbrance in each case, and each such document will be delivered by the Tenant to the Landlord within ten (10) days after the Landlord requests it. The Tenant irrevocably constitutes the Landlord the agent and the attorney of the Tenant for the purpose of executing any agreement, certificate, attornment or subordination required by this Lease and for registering postponements in favor of any Mortgagee if the Tenant fails to execute such documents within ten (10) days after request by the Landlord.

(d)     At Tenant’s expense, the Landlord shall use reasonable efforts to obtain a commercially reasonable non-disturbance agreement in favour of the Tenant from any mortgagee, in a form acceptable to such mortgagee and Tenant, each acting reasonably.

ARTICLE XIV

DEFAULT

Section 14.01         Right to Re-Enter

(a)    If the Tenant: (i) defaults in the payment of Rent and fails to remedy the default within five (5) days after written notice, (ii) commits a breach of this Lease that is capable of remedy, other than a default in the payment of Rent, and fails to remedy the breach within ten (10) days after written notice that specifies particulars of the breach, and requires the Tenant to remedy the breach (or if the breach would reasonably take more than ten (10) days to remedy, if the Tenant fails to start remedying the breach, or fails to continue diligently and expeditiously to complete the remedy) or, (iii) commits a breach of this Lease that is not capable of remedy and receives written notice specifying particulars of the breach then, at the Landlord’s option, the full amount of the current month’s and the next three (3) months’ installments of Basic Rent and Additional Rent will become due and payable and the Landlord may immediately reenter the Premises, repossess them and expel all Persons from the Premises, and may remove all property from the Premises, sell or dispose of it as the Landlord considers appropriate, or store it in a public warehouse or elsewhere at the cost of the Tenant, all without, service of notice, without legal proceedings, and without liability for loss or damage.

(b)    In addition to anything else that is a breach of this Lease, if:

(i)      the Tenant, or a Person carrying on business in a part of the Premises, or an Indemnifier (being any Person who has executed Landlord’s form of Indemnity Agreement with respect to this Lease) becomes bankrupt or insolvent;

(ii)     a receiver or a receiver and manager is appointed for all or a part of the property of the Tenant, or of another Person carrying on business in the Premises, or of an Indemnifier;

(iii)    steps are taken or proceedings are instituted for the dissolution, winding up or liquidation of the Tenant or its assets;

(iv)    the Tenant makes or attempts to make a bulk sale of any of its assets regardless of where they are situated (except for a bulk sale made to a Transferee when the Transfer has been consented to by the Landlord);

(v)     the Tenant abandons or attempts to abandon the Premises, or sells or disposes of property of the Tenant or removes it from the Premises so that there does not remain sufficient property of the Tenant on the Premises subject to distress to satisfy the Rent due or accruing for at least twelve (12) months;

(vi)    the Premises are vacant or unoccupied for five (5) consecutive days;

(vii)   the Tenant effects or attempts to effect a Transfer that is not permitted by this Lease; or

(viii)   this Lease or any of the Tenant’s assets on the Premises are taken or seized under a writ of execution, a chattel mortgage, charge, debenture, or other security instrument;

the Tenant will be considered to have breached this Lease, and the Landlord will have all rights and remedies available to it under this Lease and at law.

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Section 14.02         Right to Terminate or Relet

If the Landlord re-enters the Premises under Section 14.01 or if it takes possession under legal proceedings, it may, without limiting its right to recover damages, either terminate this Lease, or relet the Premises or a part of them for whatever term or terms (which may be for a term extending beyond the Term) and at whatever Rent and upon whatever other terms, covenants and conditions the Landlord considers advisable. On each such reletting, the Rent received by the Landlord from the reletting will be applied, first to the payment of amounts owed to the Landlord that are not Rent, second to the payment of any costs and expenses of the reletting including brokerage fees and solicitors fees, (on a solicitor and his client’s basis), and the costs of any alterations or repairs needed to facilitate the reletting; third to the payment of the Rent and the residue if any will be held by the Landlord and applied in payment of Rent as it becomes due and payable. If Rent received from reletting during a month is less than that to be paid during that month by the Tenant, the Tenant will pay the deficiency, which will be calculated and paid monthly in advance on or before the first day of every month. No re-entry or taking possession of the Premises by the Landlord will be construed as an election on its part to terminate this Lease unless a written notice of termination is given to the Tenant. If the Landlord relets without terminating it may afterwards elect to terminate this Lease for the previous default. If the Landlord terminates this Lease for a default, it may recover from the Tenant damages it incurs by reason of the default, including the cost of recovering the Premises, solicitors’ fees (on a solicitor and his client’s basis) and including the worth at the time of the termination, of the excess, if any, of the amount of Rent required to be paid under this Lease for the remainder of the Term over the rental value, at the time, of the Premises for the remainder of the Term, all of which amounts will be due immediately and payable by the Tenant to the Landlord.

Section 14.03         Expenses

If legal proceedings are brought for recovery of possession of the Premises, for the recovery of the Rent, or because of a default by the Tenant, the Tenant will pay to the Landlord its expenses, including its solicitors’ fees (on a solicitor and his client’s basis).

Section 14.04         Waiver of Exemption from Distress

Despite the Landlord and Tenant Act, R.S.O. 1990, Chapter L.7, as amended or replaced from time to time none of the inventory, furniture, equipment or other property that is, or was at any time, owned by the Tenant is exempt from levy by distress for Rent.

Section 14.05         Landlord May Cure The Tenant’s Default

If the Tenant defaults in the payment of money that it is required under this Lease to be paid to a third party, the Landlord after giving five (5) days notice in writing to the Tenant, may pay all or part of the amount payable. If the Tenant defaults under this Lease (except for a default in the payment of Rent) the Landlord may, after giving reasonable notice, or, without notice in the case of an emergency, perform or cause to be performed all or part of what the Tenant failed to perform and may enter upon the Premises and do those things that it considers necessary for that purpose. The Tenant will pay to the Landlord on demand, the Landlord’s expenses incurred under this Article XIV plus an amount equal to fifteen percent (15%) of those expenses for the Landlord’s overhead. The Landlord will have no liability to the Tenant for loss or damages resulting from its action or entry upon the Premises.

Section 14.06         Application of Money

The Landlord may apply money received from or due to the Tenant against money due and payable under this Lease.

Section 14.07         Remedies Generally

(a)    The remedies under this Lease are cumulative. No remedy is exclusive or dependent upon any other remedy. Any one or more remedies may be exercised generally or in combination. The specifying or use of a remedy under this Lease does not limit rights to use other remedies available at law generally.

(b)    Any breach by the Landlord under this Lease can be adequately compensated in damages and the Tenant agrees that its only remedy to enforce its rights under this Lease is an action for damages.

ARTICLE XV

MISCELLANEOUS

Section 15.01         Rules and Regulations

The Landlord may adopt reasonable rules and regulations in respect to the use of the Building and any components thereof including the parking areas, the Common Elements acting reasonably, and they may differentiate between types of businesses. Each rule and regulation, as revised from time to time, forms part of this Lease as soon as the rule, regulation or revision is made known to the Tenant. The Tenant will comply with each rule and regulation and each revision of it. No rule or regulation however will contradict the terms, covenants and conditions of this Lease. The Landlord is not responsible to the Tenant for the non-observance of a rule or regulation or of the terms, covenants or conditions of any other lease of Rentable Premises.

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Section 15.02         Overholding – No Tacit Renewal

If the Tenant remains in possession of the Premises after the Term with the consent of the Landlord but without executing a new lease, there is no tacit renewal of this Lease despite any statutory provision or legal presumption to the contrary. The Tenant will occupy the Premises as a Tenant from month to month at a monthly Basic Rent payable in advance on the first day of each month equal to the total of: (a) the monthly amount of Basic Rent for the last month of the Term; and (b) one twelfth (1/12th) of the amount of Additional Rent payable by the Tenant in the last full twelve (12) month Rental Year, and the Tenant will comply with the same terms, covenants and conditions as are in this Lease as far as they apply to a monthly tenancy including the payment of Rent.

Section 15.03         Successors

The rights and obligations under this Lease extend to and bind the successors and assigns of the Landlord and, if Section 11.01 is complied with, the heirs, executors, administrators and permitted successors and assigns of the Tenant. If there is more than one Tenant, they are bound jointly and severally by this Lease.

Section 15.04         Tenant Partnership

If the Tenant is a partnership each Person who is a member of the partnership, and each Person who becomes a member of a successor of the partnership, is liable jointly and severally as Tenant under this Lease and will continue to be liable after that Person ceases to be a member of the partnership or a successor of the partnership and after the partnership ceases to exit.

Section 15.05         Waiver

The waiver by the Landlord or the Tenant of a default under this Lease is not a waiver of any subsequent default. The Landlord’s acceptance of the Rent after a default is not a waiver of any preceding default under this Lease even if the Landlord knows of the preceding default at the time of acceptance of the Rent. No term, covenant or condition of this Lease will be considered to have been waived by the Landlord or the Tenant unless the waiver is in writing.

Section 15.06         Completion of Premises

Intentionally deleted.

Section 15.07         Name of Building

The Landlord may from time to time designate or redesignate the name of the Building or any portion thereof and shall refer to the Building by its designated name and shall use such name as its business address.

Section 15.08         Accord and Satisfaction

Payment by the Tenant or receipt by the Landlord of less than the required monthly payment of the Basic Rent is on account of the earliest stipulated Basic Rent. An endorsement or statement on a cheque or letter accompanying a cheque or payment as the Rent is not an acknowledgement of full payment or an accord and satisfaction, and the Landlord may accept and cash the cheque or payment without prejudice to its right to recover the balance of the Rent or pursue its other remedies.

Section 15.09         Force Majeure

Despite the rest of this Lease, if the Landlord or Tenant is, in good faith, delayed or prevented from doing anything required by this Lease, because of a strike; labour trouble; inability to get materials or services; power failure; restrictive governmental laws or regulations; riots; insurrection; sabotage; rebellion; war; act of God; or any other similar reason, that is not the fault of the party delayed, the doing of the thing is excused for the period of the delay and the party delayed will do what was delayed or prevented within the appropriate period after the delay. The preceding sentence does not excuse the Tenant from payment of Rent or the Landlord from payment of amounts that it is required to pay, in the amounts and at the times specified in this Lease.

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Section 15.10         Notices

Notices, demands, requests or other instruments under this Lease will be delivered in person or sent by registered mail postage prepaid and addressed (a) if to the Landlord, at 369 Rimrock Road, Toronto, Ontario, M3J 3G2 with a copy to any other person at any other address that the Landlord designates by written notice, and (b) if to the Tenant, at the Premises. A notice, demand, request or consent will be considered to have been given or made on the day that it is delivered, or, if mailed, seventy-two (72) hours after the date of mailing. Either party may notify the other in writing of a change of address and the address specified in the notice will be considered the address of the party for the giving of notices under this Lease. If the postal service is interrupted or substantially delayed, any notice, demand, or request or other instrument will only be delivered in person. A notice given by or to one Tenant is a notice by or to all of the Persons who are the Tenant under this Lease.

Section 15.11         Registration

The Tenant will not register or permit the registration of this Lease or any assignment or sublease or other document evidencing an interest of the Tenant in this Lease or the Premises except that, at the Tenant’s request, subject to the Tenant paying the Landlord’s costs and expenses, the Landlord will promptly enter into a short form of lease with the Tenant for registration purposes, describing the parties, the Term, and the other minimum information required under the applicable legislation but the short form of lease must be in a form satisfactory to the Landlord, acting reasonably. The Landlord, may, at the Landlord’s expense, require the Tenant to execute promptly whatever document the Landlord requires for registration on the title to the Building or any part of it in connection with this Lease.

Section 15.12         Quiet Enjoyment

If the Tenant performs its obligations under this Lease, it may hold and use the Premises without interference by the Landlord or any other Person claiming by, through or under the Landlord, subject however to the covenants, terms and conditions of this Lease.

Section 15.13         Entire Agreement

This Lease includes the Schedules attached to it and the Rules and Regulations adopted under Section 15.01. There are no covenants, promises, agreements, conditions or understandings, either oral or written, between the parties concerning this Lease, the Premises, the Building or any matter related to all or any of them, except those that are set out in this Lease. No alteration, amendment, change or addition to this Lease is binding upon the Landlord unless it is in writing and signed by the Tenant and an authorized representative of the Landlord.

Section 15.14         General Matters of Intent and Interpretation

(a)	Each obligation under this Lease is a covenant.

(b)	The captions, section numbers, article numbers and table of contents do not define, limit, construe or describe the scope or intent of the sections or articles.

(c)

The use of the neuter singular pronoun to refer to the Landlord or the Tenant is a proper reference even though the Landlord or the Tenant is an individual, a partnership, a corporation or a group of two or more individuals, partnerships or corporations. The grammatical changes needed to make the provisions of this Lease apply in the plural sense when there is more than one Landlord or Tenant and to corporations, associations, partnerships or individuals, males or females are implied.

(d)	If a part of this Lease or the application of it to a Person or circumstance, is to any extent held or rendered invalid, unenforceable or illegal, the part:

(i)         is independent of the remainder of the Lease and severable from it, and its invalidity, unenforceability or illegality does not affect, impair or invalidate the remainder of the Lease; and

(ii)        continues to be applicable to and enforceable to the fullest extent permitted by law against any Person and circumstance except those as to which it has been held or rendered invalid, unenforceable or illegal.

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No part of this Lease will be enforced against a Person, if, or to the extent that by doing so, the Person is made to breach a law, rule, regulation or enactment.

(e)	This Lease will be construed in accordance with the laws or Canada and the Province of Ontario.

(f)	Time is of the essence of this Lease.

The Landlord, the Tenant, and each person acting for the Landlord or the Tenant, in making any determination (including, but not limited to, any determination as to whether or not to grant any consent or approval required of it), designation, calculation, estimate, conversion or allocation under this Lease, will act reasonably and in good faith and each accountant, architect, engineer, surveyor, Expert, and any other professional person employed or retained by the Landlord or Tenant will act in accordance with applicable principles and standards of that persons profession.

IN WITNESS WHEREOF, the Landlord and the Tenant have signed and sealed this Lease.

LANDLORD APPLE CREEK PROPERTIES LIMITED

Per:	/s/ Miguel Singer
	Name:	Miguel Singer
	Title:	President
c/s

Per:	/s/ Jeff Shumacher
	Name:	Jeff Shumacher
	Title:	CFO & COO

I/We have the authority to bind the Corporation.

TENANT ACCULOGIC INC.

Per:	/s/ Duncan Gilmour
	Name:	Duncan Gilmour
	Title:	CFO
c/s

Per:
Name:
Title:

I/We have the authority to bind the Corporation.

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SCHEDULE “A”

DEFINITIONS

“Additional Rent”:	means amounts payable by the Tenant under this Lease (except Basic Rent) whether or not designated as “Additional Rent”.

”Capital Tax”:	Intentionally deleted.

“Building”:	means the lands described in Schedule “C”, as they may be altered, reduced or expanded from time to time and the buildings, improvement, equipment and facilitates situate thereon from time to time.

“Common Elements”:	means: (i) the areas, facilities, utilities, improvements, equipment and installations (collectively, the “Elements”) that, from time to time, are not intended to be leased to tenants thereof, or are so designated from time to time by the Landlord; and (ii) the Elements in or on Rentable Premises that are provided for the benefit of the tenants, their employees, customers and other invitees in common with others entitled to use them. The Common Elements include, but are not limited to exterior wall assemblies including weather walls, exterior and interior structural components and bearing walls in the buildings and improvements in the Building, parking areas and facilities; roadways, general signs, ramps, laneways, and other means of ingress to and egress from the Building; pedestrian sidewalks, courts and arenas, public seating, equipment, furniture, furnishings and fixtures; music, fire prevention, security and communication systems; mechanical storage and janitor rooms; management offices; columns; pipes, electrical, plumbing, drainage, mechanical, heating, ventilating and air-conditioning and other installations, equipment or services as well as the structures housing them.

“Expert”:	means an architect, engineer, land surveyor, contractor, consultant, accountant or auditor as chosen by the Landlord from time to time, whose determination, acting reasonably and in accordance with the professional standards of their respective professions, as to any matter shall be binding on the Landlord and the Tenant.

“Hazardous Substances”	means any contaminant, pollutant, dangerous substance, noxious substance, toxic substance, hazardous waste, flammable or explosive material, radioactive material, polychlorinated bi-phenyls, polychlorinated bi-phenyl waste, polychlorinated bi-phenyl related waste and any other substance or material now declared or defined to be regulated or controlled in or pursuant to environmental laws or occupational health and safety laws, including without limitation asbestos and mould.

“Landlord”:	means the Landlord, its authorized representatives, and in sections that contain a release or other exculpatory provision in favour of the Landlord, “Landlord” includes the directors, officers, employees, (while in the ordinary course of their employment), and agents of the Landlord.

“Mortgagee”:	means a mortgage or hypothecary creditor (including a trustee for bond holders) of the Building or part of it and a chargee or other secured creditor that holds the Building or a part of it as security but a Mortgagee is not a creditor, chargee or security holder of a tenant of Rentable Premises.

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“Owners”:	means the registered owner or owners of the freehold or leasehold title of the Building from time to time. In sections that contain a release or other exculpatory language in favour of an Owner “Owner” includes the officers, directors, employees (while in the ordinary course of their employment”), and agents of the Owner.

“Person”:	means if the context allows, a person, firm, partnership or corporation, group of persons, firms, partnerships or corporations, or any combination of them.

“Premises”:	means the Rentable Premises described in Section 2.02.

“Prime Rate”:	means the average daily prime bank commercial lending rate charged for a period by a Canadian bank designated by the Landlord.

“Proportionate Share”:	means a fraction which has its numerator the Rentable Area of the Premises and as its denominator, the Rentable Area of the Building.

“Rent”:	means the Basic Rent and Additional Rent as such terms are defined in this Lease.

“Rentable Area”:	means the area measured from, (a) the exterior face of exterior walls, doors and windows; (b) the exterior face of interior walls, doors and windows separating Rentable Premises from Common Elements; (c) the exterior face of interior walls that are not party walls, separating Rentable Premises from adjoining Rentable Premises; and (d) the centre line of interior party walls separating Rentable Premises from adjoining Rentable Premises. Rentable Area includes interior space even if it is occupied by projections, structures or columns, structural or nonstructural, and if a store front is recessed from the lease line the area of the recess is included within the Rentable Area of the Premises.

“Rentable Area of the Building”:	means the total of the Rentable Area of all Rentable Premises within the Building.

“Rentable Premises”:	means those premises (including the Premises), in the Building that are, or are intended from time to time to be leased by Landlord to businesses.

“Rental Year”:	means the period of time that in the case of the first Rental Year commences on the first day of the Term and ends on the 31st day of December next ensuing. After the first Rental Year, each Rental Year shall consist of consecutive periods of twelve (12) calendar months, each commencing January 1st, but the last Rental Year of the Term shall terminate on the expiration or earlier termination of this Lease, as the case may be. The Landlord may at any time and from time to time by written notice to the Tenant specify an annual date from which each subsequent Rental Year is to commence and in such event, the then current Rental Year will terminate on the date immediately preceding the commencement of such new Rental Year and rentals and all other charges shall be apportioned therefor.

“Taxes”:	means real property taxes, rates, duties and assessments (including school and local improvement taxes), impost charges or levies that are levied, rated, charged or assessed against the Building or any part of it from time to time by a taxing authority, whether federal, provincial, municipal, school or otherwise, and any taxes or other amounts that are imposed instead of, or in addition to, such charges and taxes whether similar or not, and whether in existence at the Commencement Date or not, foreseen or unforeseen and any such charges and taxes levied, or assessed against the Landlord on account of its ownership of or interest in the Building.

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“Tenant”:	means the Tenant and any Person mentioned as the Tenant in this Lease. “Tenant” includes, where the context allows the officers, directors, employees, (while in the ordinary course of their employment), agents, invitees and licensees of the Tenant and those over whom the Tenant may reasonably by expected to have control.

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SCHEDULE “B”

LEGAL DESCRIPTION

ALL AND SINGULAR that certain parcel or tract of land and premises situate, lying and being in the Town of Markham in the Regional Municipality of York, being composed of Part of Lot Number One (1), Plan 65M-2448 designated as Part 9, 10 and 11 on Reference Plan 65R-16953

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SCHEDULE “C”

LOCATION OF PREMISES

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SCHEDULE “C-1”

CURRENT SPACE PLAN

EQUAL
EQUAL
IN LINE
IN LINE
10'-0"
10'-0"
12'-0"
12'-0"
10'-0"
10'-0"
IN LINE
DRYWALL TO ENCLOSE COLUMN
ON SHOWROOM SIDE

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SCHEDULE “C-2”

PARKING LAYOUT

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SCHEDULE “D”

RULES AND REGULATIONS

The Tenant will:

(a)       keep the inside and outside of all glass in the doors and windows of the Premises clean;

(b)       keep all exterior storefront surfaces of the Premises clean;

(c)        replace promptly, at its expense, any cracked or broken window glass of the Premises;

(d)       maintain the Premises at its expense, in a clean, orderly and sanitary condition and free of insects, rodents, vermin and other pests;

(e)       keep any garbage, trash, rubbish and refuse in rat-proof containers within the interior of the Premises until removed;

(f)        remove garbage, trash, rubbish and refuse at its expense on a regular basis as prescribed by the Landlord;

(g)       keep all mechanical apparatus free of vibration and noise which may be transmitted beyond the Premises;

(h)       comply with Landlord’s regulations for uniform window coverings; provide Landlord with keys for locks which must be keyed in accordance with Landlord’s key system.

The Tenant will not:

(i)        commit or permit waste upon damage to the Premises or any nuisance or other act that disturbs the quiet enjoyment of other tenants or occupants of the Building;

(ii)       do anything that may damage the Building nor permit odors, vapors, steam, water, vibrations, noises or other undesirable effects to come from the Premises;

(iii)      place or maintain any merchandise or other articles in any vestibule or entry of the Premises, on the adjacent sidewalks or elsewhere on the exterior of the Premises or the Common Elements;

(iv)      permit accumulations of garbage, trash, rubbish or other refuse within or outside the Premises;

(v)       cause or permit odors to come from the Premises;

(vi)      distribute handbills or other advertising matter to Persons in the Building other than in the Premises;

(vii)     permit the parking of delivery vehicles so as to interfere with the use of any driveway, walkway, parking area, mall or other area of the Building;

(viii)    receive, ship, load or unload articles of any kind including merchandise supplies, materials, debris, garbage, trash, refuse and other chattels except through service access facilities designated from time to time by the Landlord;

(ix)      use the plumbing facilities for any other purposes than that for which they are constructed;

(x)       use any part of the Premises for lodging, sleeping or any illegal purposes;

(xi)      cause or permit any machines selling merchandise, rendering services or providing, however operated, entertainment to be present on the Premises unless consented to in advance in writing by the Landlord;

(xii)     solicit business and display merchandise except in the Premises, nor do or permit anything to be done in the Building that hinders or interrupts the flow of traffic to, in and from the Building;

(xiii)    permit on the Premises any transmitting device nor erect an aerial on any exterior walls of the Premises or any of the Common Elements, nor use travelling or flashing lights, signs or television or other audio-visual or mechanical devices that can be seen outside of the Premises, or loudspeakers, television, phonographs, radios or other audio-visual or mechanical devices that can be heard outside of the Premises.

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SCHEDULE “E”

SPECIAL PROVISIONS

CONDITIONS TO TENANTS RIGHTS

1.	IF:

1.1

Tenant pays the Rent and other sums payable hereunder and performs each and every of the covenants, provisos and agreements herein contained on the part of Tenant to be paid and performed, punctually and in accordance with the provisions of this Lease;

1.2

Tenant has not become insolvent or bankrupt, and has not made any assignment for the benefit of creditors and has not, becoming bankrupt or insolvent, taken the benefit of any Act now or hereafter in force for bankrupt or insolvent debtors;

1.3

A petition in bankruptcy has not been filed against Tenant and a receiving order has not been made against Tenant, and no proceedings have been commenced respecting the winding-up or termination of the existence of Tenant;

1.4

No receiver or other person has taken possession or effective control of the assets or business of Tenant or a substantial portion thereof pursuant to any security or other agreement or by any other means whatsoever, and there are no outstanding writs of execution against Tenant;

Tenant has not assigned the Lease or sublet or permitted a change in occupancy of any portion or portions of the Premises and there has been no change in the name under which the business on the Premises is conducted; and

1.5	Tenant has continuously occupied substantially all of the Premises for the conduct of business in accordance with the terms of this Lease;

Then and only then, Tenant shall have the rights conferred under Section 2.0 of this Schedule          “E”.

2.	OPTION TO EXTEND

(a)

Subject to Section 1.0 of this Schedule “E”, Tenant shall have the option to extend the Term of this Lease by notice in writing to Landlord at least nine (9) months days prior to the expiry of the Term for one (1) further term of five (5) years (the “Extension Term”) on the same terms and conditions as set forth in this Lease save and except that:

(i)	There shall be no further right to extend or renew this Lease after the expiry of the Extension Term.

(ii)	The Basic Rent which shall be such increased amount determined in accordance with Section 2.0(b) below;

(iii)

All Rent (including Basic Rent and all other amounts payable pursuant hereto) shall be payable commencing on the first day of such Extension Term and shall continue thereafter at all times throughout such Extension Term without any period during which any such Rent shall not be payable be payable;

(iv)	Tenant shall accept the Premises in the then existing condition thereof and Landlord shall not be required to do any work or pay any allowance or give any inducements in respect thereof;

(b)

The Basic Rent for the Extension Term shall be the market rent for the Premises for the Extension Term but no less than the rent rate in the final year of the Term; for the purposes of this Section 2.0(b), “market rent” means the annual rental which could reasonably be obtained by Landlord for the Premises from a willing tenant or willing tenants renewing their lease dealing at arm’s length with Landlord in the market prevailing for a term commencing on the date upon which the Extension Term is to commence, having regard to all relevant circumstances including the size and location of the Premises, the facilities afforded, the terms of the Lease (including the provision of Additional Rent) and the leasehold improvements therein and having regard also to the rental currently being obtained for premises located in similar buildings in the vicinity of the Building, and in particular any lease recently made by Landlord of comparable premises in the Building to those with whom the Landlord is dealing at arm’s length. If Landlord and Tenant fail to agree on the market rent for such Extension Term at least three (3) months prior to the commencement thereof, the Basic Rent rates shall be determined by arbitration, pursuant to the provisions of the Arbitration Act (Ontario), with the cost of such arbitration being borne by both parties equally.

Failing exercise of the option to extend the Term or failing to agree on the Basic Rent for the Extension Term within the time and in the manner as aforesaid, such option to extend the Term shall be null and void.

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3.	EARLY OCCUPANCY/FIXTURING

Provided that this Lease has been executed, deposit and proof of insurance provided, and utilities transferred to the Tenant's name, the Tenant shall have occupancy of the space from January 1st, 2023 to February 28th, 2023 (the "Fixturing Period") to complete renovations and set up the premises for business. The Tenant will be responsible for all utilities during this early occupancy period and will abide by all terms and conditions of the Lease, save only that the Tenant shall not be obligated to pay Basic and Additional Rent during the Fixturing Period. For clarity, the Tenant shall be obligated to pay Rent starting March 1st, 2023 (the "Rent Commencement Date")

4.	LANDLORD’S WORK

The Tenant shall accept the Leased Premises in "as-is" condition and shall not require the Landlord to make any improvements, alterations, or Landlord's Work whatsoever, except as provided on Schedule "F" attached hereto.

5.	TENANT’S WORK

The Tenant shall complete, at their own effort and expense and in a good and workmanlike manner, the work outlined on Schedule “G” attached hereto (the “Tenant’s Work).

All such Tenant’s Work, including any necessary permits and drawings shall be completed at the Tenant’s cost. Prior to beginning the Tenant’s Work, the Tenant shall be required to provide the Landlord with it’s plans and drawings for the Landlord’s approval, such approval not to be unreasonably withheld.

6.	STRUCTURAL REPAIRS

The Landlord shall be responsible, throughout the term of the Lease, at its sole cost or expense, for all structural repairs to the building in which the leased premises are located, including the walls, roof (excluding the roof membrane), foundations, floors, not resulting from the Tenant's negligence or default in the use of the premises. The Landlord shall undertake any such structural repairs, promptly upon receipt of notice from the Tenant, in accordance with the provisions of the Lease to be entered into for the Premises.

7.	TENANT ENVIRONMENTAL COVENANT

The Tenant hereby covenants to the Landlord that after the date of occupancy that the company, its employees, or agents shall not permit any unlawful use, storage, manufacturing or disposal of materials or substances deemed to be hazardous or dangerous as defined under Federal, Provincial or Municipal environment health or safety laws.

8.	MECHANICAL INSTALLATIONS

The Landlord shall at its expense ensure that all mechanical, heating, ventilating, plumbing (including sprinklers) and electrical equipment on the demised premises are in good repair and working order as at the date of possession of the Premises, excepting normal wear and tear.

9.	TENANT’S ALTERATIONS

The Landlord will allow the Tenant to make alterations to the Premises, provided that the Tenant receives the Landlord's prior written approval for said alterations, said approval not to be unreasonably delayed or withheld and provided that at the expiry or earlier termination of the Lease, the Tenant shall restore the premises to its original condition at the Tenant's own expense (subject to the conditions of Section 9.05 of the Lease), save and except any work completed by the Landlord and unless otherwise agreed to in writing by the Landlord. The Landlord shall have the right to request plans of the Tenant’s proposed alterations to assist the Landlord in providing it’s approval for the said alterations, the Landlord acting reasonably.

10.	SIGNAGE

The Tenant, at its own cost, shall have the right to erect a sign(s) on the Premises facade denoting its tenancy. All signage is subject to Landlord and municipal review and approval and shall be installed and maintained at the Tenant's expense. Landlord consent not to be unreasonably withheld and Tenant to provide the Landlord with it’s signage designs to facilitate Landlord’s approval.

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11.	VACANCY REQUEST

The Tenant shall have an ongoing right to request information from the Landlord regarding the Building's current and upcoming vacancies (the "Vacancy Request"). Upon receipt of the Vacancy Request, the Landlord shall have three (3) business days to provide the requested information. Should the Tenant wish to lease one or more of the Building's current or upcoming vacancies, then Landlord and Tenant shall negotiate an offer to lease on terms mutually agreeable to both parties. It being understood that the Tenant's Vacancy Request shall in no way restrict or prevent the Landlord from continuing to market any of the Building's current vacancies, nor shall the Tenant's Vacancy Request place on hold any negotiations between the Landlord and a third party occurring prior to or after the Tenant's Vacancy Request.

12.	PARKING

The Landlord shall give the Tenant the right to allow its customers and employees and such other persons selected by the Tenant to park in the building parking spaces around the unit, throughout the term of the Lease, at no charge. The Tenant shall have the use in common with other tenants of up to thirty-two (32) parking spaces, in the areas circled on Schedule "C-2" attached hereto, which shall include a maximum of ten (10) designated parking spaces. Parking shall be on a first come, first served basis and Landlord shall not be responsible for the policing of any parking spaces.

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SCHEDULE “F”

LANDLORD’S WORK

The Tenant shall accept the Leased Premises in "as-is" condition and shall not require the landlord to make any improvements, alterations, or landlord's Work whatsoever, except as contemplated below. The items listed below will be completed on or before January ist, 2023.

1.	Ensure all mechanical, heating, ventilating and electrical equipment shall be in good working order on January 1, 2023, normal wear and tear excepted;

2.	Removal of the kitchen (cabinets, counter, exhaust etc ... ) in the showroom area and any associated repairs required from the removal of the kitchen (see Schedule "H");

3.	Removal of drywall in showroom and completion of any associated repairs that may arrive form the removal of drywall (see Schedule "H");

4.	Any burnt bulbs to be replaced;

5.	Ensure all truck level doors, bumpers and seals are in good working order;

6.	Ensure entry doors and all man doors are in good working order;

7.	Ensure building is vacant of any garbage and debris and is in broomswept condition

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SCHEDULE “G”

TENANT’S WORK

The Tenant may perform the following work at his expense. Tenant to complete the premises as per the specifications defined and attached on Schedule “H":

1.	Expansion of double door into shipping area to be between 10-12 feet in height and 8 feet wide;

2.	Adding a second door between the office space and showroom as shown on Schedule "H";

3.	Install antistatic floor in portion of showroom area as shown on Schedule "H";

4.	Install power drops and other electrical throughout the space as required;

5.	Paint the office area.

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SCHEDULE “H”

PLAN OF LANDLORD’S WORK AND TENANT’S WORK

Insert second door
Remove
Remove
Install antistatic flooring
Expand dimensions of door
DRYWALL TO ENCLOSE COLUMN ON SHOWROOM SIDE
Landlord Work
Tenant Work

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